#SIMPSONS1

'91 NES SIMPSONS: BART VS THE SPACE MUTANTS

THIS INITIAL OFFERING IS COMING SOON!



CURRENT VALUE: $18,500

OFFERING FOR THIS ASSET IS NOT YET SCHEDULED. CHECK BACK SOON

#SIMPSONS1

'91 NES SIMPSONS: BART VS THE SPACE MUTANTS

SPECS

FINANCIALS

Initial Offering Share Price	$9.25
Number of Shares	2,000
Initial Offering Market Cap.	$18,500
Storage Location	Rally

ASSET SPECIFICATIONS

Game	Simpsons: Bart vs. The Space Mutants
System	NES
Manufacturer	Ocean Software
Production Year	1991
Box Variant	Rev-A, Oval SOQ R, “Matt Groening” High
Rarity	1 of 1 (Wata 9.6 “Matt Groening” High)
Authentication	WATA
Box Grade	9.6
Seal Rating	A+
Certification No.	578190-075

DESCRIPTION OF SERIES 1991 NES SIMPSONS: BART VS. THE SPACE MUTANTS VIDEO GAME

Investment Overview

- Upon completion of the Series #SIMPSONS Offering, Series #SIMPSONS will purchase a 1991 NES Simpsons: Bart vs. The Space Mutants Video Game graded Wata 9.6 A+ for Series #SIMPSONS (The "Series 1991 NES Simpsons: Bart vs. The Space Mutants Video Game" or the "Underlying Asset" with respect to Series #SIMPSONS, as applicable), the specifications of which are set forth below.
- The NES was launched in New York City in October 1985, Los Angeles in February 1986, and the rest of North America in September of 1986. Nintendo sold 61.9 million NES units worldwide.
- The Simpsons are a cartoon TV show that began in 1989 and is ongoing, having produced over 30 seasons and over 730 episodes. The series has won 34 Primetime Emmys.
- The Underlying Asset is a 1991 NES Simpsons: Bart vs. The Space Mutants Video Game graded Wata 9.6 A+.

Asset Description

Overview & Authentication

- Nintendo is a Japanese multinational consumer electronics and video game company founded in 1889 which remains a one of the highest-grossing video game companies in the world, with a reported revenue of $13.8 billion for the first three quarters of the 2020 fiscal year (ending December 2020).
- The Nintendo Entertainment System (NES) was a console released by Nintendo for U.S. Markets in 1985.[2]
- The NES was launched in New York City in October 1985, Los Angeles in February 1986, and the rest of North America in September of 1986. Nintendo sold 61.9 million NES units worldwide.
- The NES system was sold new in the United States until it was discontinued in 1995.
- Simpsons: Bart vs. The Space Mutants is a platform game where the used plays as the character Bart with the goal of defending his town of Springfield from invading Space Mutants.
- Simpsons: Bart vs. The Space Mutants was an officially licenced game, which caused many critics to cast negative reviews.
- The Underlying Asset has been issued a grade of 9.6 A+ by Wata with Certification No. 578190-075.

Notable Features

- The Underlying Asset is a 1991 NES Simpsons: Bart vs. The Space Mutants Video Game graded Wata 9.6 A+.
- The Underlying Asset is a "Matt Groening" High variant, referring to the placement of Groening's name on the back of the box. Later variants display his name lower.
- The Underlying Asset is 1 of 1 1991 NES Simpsons: Bart vs. The Space Mutants Video Game examples graded Wata 9.6 of the "Matt Groening" High variant with none graded higher.

Notable Defects

- The Underlying Asset shows signs of wear consistent with its condition grade from Wata Games.

Details

Series 1991 NES Simpsons: Bart vs. The Space Mutants Video Game	
Game	Simpsons: Bart vs. The Space Mutants
System	NES
Manufacturer	Ocean Software
Production Year	1991
Box Variant	Rev-A, Oval SOQ R, "Matt Groening" High
Rarity	1 of 1 (Wata 9.6 "Matt Groening" High)
Authentication	Wata Games
Box Grade	9.6
Seal Rating	A+
Certification No.	578190-075

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 1991 NES Simpsons: Bart vs. The Space Mutants Video Game going forward.

#SIMPSONS1 | $18.5K

COMPARABLE ASSET VALUE



ASSET VALUE	TRANSACTIONS
+644%	2

“For the past three decades, there has been one constant in America’s comedy landscape: ‘The Simpsons.’”

NEW YORK TIMES

September 2018

#SIMPSONS1

'91 NES SIMPSONS: BART VS THE SPACE MUTANTS

It's been over three decades since the world was introduced to the loveable and dysfunctional Simpson family and their home of Springfield. As the show marched toward 30 seasons — becoming the longest-running primetime scripted series in the history of television in the process — it's turned into a multibillion-dollar franchise. #SIMPSONS1 is a 1991 NES Simpsons: Bart vs. The Space Mutants Video Game graded Wata 9.6 A+. As the first Simpsons game for a home console, #SIMPSONS1 is the single highest-graded copy from its early print-run variant.

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BART VS. THE
SPACE MUTANTS

#SIMPSONS1 | *Visuals*

#SIMPSONS1 comes from an early print-run, evidenced by the placement of creator Matt Groening's name on the back of the box. Later printings altered the box art and lowered Groening's name.

LAUNCH GALLERY ›

#SIMPSONS1 | *Timeline*

Oct. 1985 — The Nintendo Entertainment System is launched in New York City as a test market, followed by a February 1986 release in Los Angeles.

Sep. 1986 — The NES is given a full North American release and Nintendo subsequently sells over 60 million units worldwide.

Apr. 1987 — Matt Groening creates The Simpsons, which is featured as a short on The Tracey Ullman show, eventually earning its own segment on the show.

Dec. 1989 — The first episodes of The Simpsons airs on Fox.

Apr. 1991 — The Simpsons: Bart vs. the Space Mutants is released. #SIMPSONS1 is printed.

Jul. 2007	The Simpsons Movie is released in theaters, grossing over $530 million at the U.S. box office.
Apr. 2018	With its 635th episode, The Simpsons becomes the longest-running primetime scripted series in the history of television.
Mar. 2021	The 700th episode of The Simpsons airs on Fox.
Aug. 2021	Rally enters into an agreement to acquire #SIMPSON1 and offer it on the Rally platform.